UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 15, 2012, PXP called for redemption all $79.3 million of its 7 3/ 4% Notes due 2015 (the “2015 Notes”) that remain outstanding. The redemption date for the 2015 Notes is June 15, 2012, and holders will receive a redemption price of 101.938% of the principal amount of the 2015 Notes, plus accrued and unpaid interest up to, but not including, the redemption date.

The information contained in this report shall not constitute a notice of redemption of the 2015 Notes. The redemption is being made solely pursuant to a formal notice of redemption dated May 15, 2012, which is being delivered to the holders of the 2015 Notes.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the SEC or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: May 15, 2012	/s/ Nancy I. Williams
Nancy I. Williams

Vice President—Accounting, Controller & Chief Accounting Officer